Eagle Family Foods Announces Retention of Lazard


For Immediate Release

Columbus Ohio, March 3, 2006 - Eagle Family Foods, Inc. has announced that it has retained Lazard Freres & Co. LLC to assist the Company in evaluating its financial alternatives in light of $115 million of senior subordinated notes that are due January 2008. The Company recently refinanced its revolving lines of credit and believes it has adequate liquidity to finance operations in the ordinary course of business. The Company manufactures and distributes evaporated and sweetened condensed milk throughout the grocery, club store, mass merchandiser, and foodservice channels in the United States and Canada.


For more information, contact:
Daniel Aronson,
Managing Director
Lazard Freres & Co. LLC
Phone number:  (212) 632-1943


     This release may contain forward-looking statements, which include assumptions about future market conditions, operations, and financial results. These statements are based on current expectations and are subject to risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance, or achievements in the future could differ significantly from the results, performance, or achievements discussed or implied in such forward-looking statements herein and in prior Securities and Exchange Commission filings by the Company. The Company assumes no obligation to update these forward-looking statements or advise of changes in the assumptions on which they were based.